Exhibit 21


                         ESC MEDICAL SYSTEMS LTD.

                          List of Subsidiaries



 Applied Optronics Corp.
 111Corporate Boulevard,
 Bldg. J
 South Plainfield, NJ 07080
 USA

 Energy Systems Holdings Inc.
 16885 W. Bernardo Drive
 San Diego, CA, 92127
 USA

 ESC Japan K.K.
 2nd Floor, No. 31 Kowa Building
 19-1, Shirokanedai 3-Chome
 Minato-ku, Tokyo
 Japan

 ESC Medical Systems Inc.
 100 Morse Street
 Norwood, MA 02062
 USA

 ESC Medical Systems (Italy) Srl
 Via Degli Olmetti 36
 00060 Formello, Roma
 Italy

 ESC Medizintechnik Vertriebs GmbH
 Leonhardsweg 2
 D-82008 Unterhaching b. Munchen, Germany

 ESC / Sharplan  France SARL
 6 Bd. Henri Sellier
 Bat. Le Ventose
 92150 Suresne
 France

 Laser Industries, Ltd.
 Atidim Science Based Industrial Park
 Neve Sharet  P.O. Box 13135
 Tel Aviv 61131, Israel

 Luxar Corporation
 22011 30th Ave., SE Building B
 Bothell, WA 98021
 USA

 Opus Dent GmbH
 AM Lohmuhbach 12A
 85356 Freising/Lerchenfeld
 Germany

 OpusDent Limited
 Atidim Science Based Industrial Park
 Neve Sharet  P.O. Box 13135
 Tel Aviv 61131, Israel

 Sharplan Lasers, Inc.
 5 Pearl Court
 Allendale, New Jersey 07401
 USA

 Sharplan Lasers UK Limited
 Merit House, 1st Flr.
 Edgware Rd.
 Colindale, London
 NW9 5AF
 England

 SPECTRON Laser GmbH
 Echersheimer Land STR 526
 60433 Frankfurt/Main
 Germany

 Spectron Laser Systems Ltd.
 8 Consul Rd,
 Rugby, Warwickshire
 CV21 1PB, England

 Spectron Lasers USA, Inc.
 33 Plan Way
 Warwick, Rhode Island 02886
 USA

 Wuhan Sharplan Chutian Medical Laser Manufacturing Ltd.
 No.7-3,Guanshan San Rd
 Wuhan, P.R. China 430074